Exhibit 10.29

AMENDMENT NO. 2

TO THE

APRIA HEALTHCARE GROUP INC.

DEFERRED COMPENSATION PLAN

The Apria Healthcare Group Inc. Deferred Compensation Plan (“the Plan”) is hereby amended in the following respects, effective as of January 1, 2019:

1.	Section 1.4 of the Plan is hereby amended in its entirety to read as follows:

“Annual Deferral Amount” shall mean that portion of a Participant’s Annual Base Salary (including, without limitation, any Annual 401(k) Refund Offset Amount to be deducted from Annual Base Salary), Annual Bonus and Director Fees that a Participant defers in accordance with Article 3 for any Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.

2.	Section 3.1(b) of the Plan is hereby amended in its entirety to read as follows:

(b)

Annual 401(k) Refund Offset Amount. A Participant may also elect to defer from Annual Base Salary an amount equal to 0% or 100% (but no other percentage) of his or her Annual 401(k) Refund Offset Amount with respect to any refund that is paid from the 401(k) Plan in the second Plan Year beginning after the Plan Year in which the deferral election for the Annual 401(k) Refund Offset Amount is made under Section 3.3(a); provided, however, any such deferral shall be treated, for purposes of the applicable time and form of payment under the Plan, as if it were made in the Plan Year immediately preceding the year in which such deferrals were actually made from Annual Base Salary. If no election is made, the amount deferred shall be zero. The terms for how and when deductions for deferrals described in this Section will be taken from Participants’ Annual Base Salary (and any changes in such terms from the previous year) will be determined by the Committee and communicated to Participants. (For purposes of clarity, an Annual 401(k) Refund Offset Amount deferral election with respect to a particular Plan Year shall apply with respect to any refunds payable from a 401(k) Plan to the Participant in such second Plan Year, regardless of whether the refund relates to compensation deferred from, and/or contributions made to, the 401(k) Plan in a preceding year; provided, however, the deferral made will be treated, as described above, as if made in the immediately preceding Plan Year. For example, an Annual 401(k) Refund Offset Amount deferral election made in 2007 with respect to refunds paid from the 401(k) Plan in 2009 shall apply to the deferral of Annual Base Salary of the Participant in 2009, regardless of whether the refund relates to compensation deferred and/or contributions made to the 401(k) Plan in 2008 or any preceding year; provided, however, such deferral will be treated, for purposes of the time and form of payment, as if it were made in 2008.)

3.	Section 3.2(b) of the Plan is hereby amended in its entirety to read as follows:

(b)

Annual 401(k) Refund Offset Amount. If a Participant elects to defer the Annual 401(k) Refund Offset Amount, the deferral amount shall be 100% of the 401(k) Plan refund for the relevant year (as described in Section 3.1(b) above) and such deferral shall be made in the same Plan Year in which the refund is paid. Annual 401(k) Refund Offset Amount deferral elections shall not be taken into consideration for purposes of determining whether a Participant’s Annual Base Salary deferrals exceed the foregoing limit.

4.	The first paragraph of Section 3.3(a) of the Plan is hereby amended in its entirety to read as follows:

(a)

General Timing Rule for Deferral Elections. Except as otherwise provided in this Section 3.3, in order for a Participant to make a valid election to defer Annual Base Salary, Annual Bonus, and/or Director Fees, the Participant must submit an Election Form on or before the deadline established by the Committee, which in no event shall be later than the December 31st immediately preceding the Plan Year in which such compensation to be deferred will be earned. In the case of an election to defer the Annual 401(k) Refund Offset Amount, the election to defer and the submission of an Election Form shall not occur after the deadline established by the Committee, which in no event shall be later than the December 31st preceding the second Plan Year that begins after the Plan Year in which the deferral election is made and in which the compensation to be deferred will be earned.

IN WITNESS WHEREOF, the foregoing Amendment has been executed on behalf of Apria Healthcare Group Inc. by the officer signing below.

APRIA HEALTHCARE GROUP INC.

/s/ Celina M. Scally
Celina M. Scally
SVP, Chief Human Resources Officer
Date: December 16, 2019